Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report [Form 40-F] of CGI Group Inc. [the “Company”] of our report dated November 12, 2014 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2014 and 2013 included herein and our report dated November 12, 2014 with respect to the effectiveness of internal control over financial reporting as of September 30, 2014.

We also consent to the incorporation by reference in Registration Statements [Form S-8 Nos. 333-197742, 333-112021, 333-13350, 333-66044, 333-74932, 333-146175 and 333-177013] pertaining to the Company’s stock option plans of our reports dated November 12, 2014 with respect to the consolidated financial statements of the Company as of and for the years ended September 30, 2014 and 2013 included herein and the effectiveness of internal control over financial reporting as of September 30, 2014.

/s/ Ernst & Young LLP[1]

Ernst & Young LLP

Montréal, Canada
December 22, 2014

1 CPA auditor, CA, public accountancy permit No. A112431